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PROXY                    BRENTON BANKS, INC.                  PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD ON MAY 20, 1994, DES MOINES, IOWA.

The undersigned hereby appoints WILLIAM H. BRENTON, C. ROBERT BRENTON and JUNIUS C. BRENTON, and each of them, with full powers of substitution, attorney and proxy to represent the undersigned at the Annual Meeting of Stockholders of Brenton Banks, Inc., to be held at the Convention Center, Des Moines, Iowa, at 5:00 p.m., on May 20, 1994, and at any adjournments thereof, and to vote the shares of Brenton Banks, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if he, she or they were personally present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ON THE REVERSE SIDE OF PROPOSAL 1, AND FOR THE APPROVAL OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS IN PROPOSAL 2.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE OR IF AUTHORITY TO VOTE FOR NOMINEES IS NOT WITHHELD, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE IN PROPOSAL 1, AND FOR PROPOSAL 2.

PLEASE MARK, AND SIGN ON REVERSE SIDE, DATE AND RETURN IN THE ENCLOSED
ENVELOPE.

Will you attend this meeting in person?

___ Yes  ___ No.  If yes, there will be _____ person(s) attending.

(Continued and to be signed on the reverse side.)

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PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.    X

1. Election of Directors - William H. Brenton, C. Robert Brenton, Junius C. Brenton, Robert L. DeMeulenaere, Thomas A. Smith and R. Dean Duben.

___  FOR ALL    ____  WITHHOLD AUTHORITY   ___  FOR ALL
                      TO VOTE FOR ALL           EXCEPT NOMINEE(S)
                                                LISTED TO RIGHT

2. Proposal to approve KPMG Peat Marwick, Des Moines, Iowa, as independent auditors for the Company for 1994:

___  FOR              ____  AGAINST               ___  ABSTAIN

3. Upon the approval of minutes and such other matters as may properly come before the meeting, in such a manner as he or they determine to be in the best interest of the Company. The Board of Directors is not presently aware of any other matters to be presented for action at the meeting.


                               Dated _______________________, 1994


                 (Signatures) ____________________________________


                              ____________________________________
                              JOINTS OWNERS MUST BOTH SIGN EXACTLY
                              AS SHOWN HEREON, PLEASE SIGN AND
                              RETURN EACH PROXY CARD YOU RECEIVE.
                              If you are an administrator on other
                              fiduciary, please give your full
                              title.  Corporations should sign the
                              full corporation name by an
                              authorized officer.  A Partnership
                              should sign in the partnership name
                              by one of the partners.